SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report:
May 13, 2010
(Date of earliest event reported)
SYBASE, INC.
(Exact name of registrant as specified in its charter)

Delaware	1-16493	94-2951005
(State or other jurisdiction of	(Commission File Number)	(I.R.S. Employer
incorporation or organization)		Identification Number)
One Sybase Drive
Dublin, CA 94568
(Address of principal executive offices)
Registrant’s telephone number, including area code: (925) 236-5000
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2 (b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4 (c))

Item 5.07. Submission of Matters to a Vote of Security Holders.
The Sybase, Inc. Annual Meeting of Stockholders was held on May 13, 2010. At the Annual Meeting, the following matters were submitted to a vote of stockholders and were approved, with the votes cast on each matter indicated:
1.	Election of eight directors, each to serve a one-year terms expiring at the 2011 Annual Meeting of Stockholders or until a successor is duly elected and qualified. John S. Chen, Richard C. Alberding, Cecilia Claudio, Michael A. Daniels, L. William Krause, Alan B. Salisbury, Jack E. Sum, and Robert P. Wayman were the only nominees, and each was elected (68,841,271 votes were cast for the election of Mr. Chen and 2,654,945 were withheld; 70,662,041 votes were cast for the election of Mr. Alberding and 834,175 were withheld; 70,349,480 votes were case for the election of Ms. Claudio and 1,146,736 were withheld; 71,239,086 votes were cast for the election of Mr. Daniels and 257,130 were withheld; 68,907,991 votes were cast for the election of Mr. Krause and 2,588,225 were withheld; 70,203,730 votes were cast for the election of Mr. Salisbury and 1,292,486 were withheld; 71,362,494 votes were cast for the election of Mr. Sum and 133,722 were withheld; and 70,816,572 votes were cast for the election of Mr. Wayman and 679,644 were withheld). There were no abstentions or broker non-votes.

2.	Ratification of the appointment of Ernst & Young LLP as independent auditors for the year ending December 31, 2010 (75,906,149 for; 583,016 against; 68,617 abstentions and no broker non-votes).

3.	Approval of the Amended Executive Leadership Team Incentive Plan (73,085,364 for; 3,071,524 against; 400,894 abstentions and no broker non-votes).

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SYBASE, INC.
Date: May 18, 2010	By:	/s/ Daniel R. Carl
		Name:	Daniel R. Carl
		Title:	Vice President, General Counsel and Secretary